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                                                                   Exhibit 10.33

                        Factory Lease Advanced Agreement

This Factory Lease Advanced Agreement (this "Agreement") is entered into among Sang Chul Park ("SC Park"), Young Ja Kim ("YJ Kim"), Joon Ho Park ("JH Park")(SC Park, YJ Kim and JH Park shall be referred to collectively as the "Lessors") Brooks Automation Asia, Ltd. (the "Lessee") and Brooks Automation Korea, Inc. ("BAK")(collectively, the "Parties").

Article 1. Purpose

The purpose of this Agreement is to set forth the rights and obligations of the Parties in relation to the performance of the construction by the Lessors as described in Article 2 below (the "Construction"), the lease agreement to be entered into between the Lessor and the Lessee for the factory to be made pursuant to the Construction (the "Factory") and the land upon which the Factory will be located (the "Lease Agreement"), the amendment of the existing lease agreement between SC Park and the Lessee, and the existing lease agreement between SC Park and BAK, and the termination of the existing lease agreement among SC Park, YJ Kim and the Lessee, pursuant to the Lease Agreement.

Article 2. Construction

(1) The Factory shall be constructed upon the land located at 400-2, Gomae-ri, Kiheung-eup, Yongin, Kyunggi-do (the "Construction Site"), which is owned by SC Park and YJ Kim, in order for the Lessors to lease the Factory to the Lessee as provided in Article 5, and the period for the Construction shall be from April 14 to August 30, 2005 (the "Construction Period").

(2) The detailed matters relating to the Construction shall be in accordance with the design plan and construction schedule chart separately agreed between the Lessors and the Lessee, as attached hereto (hereinafter the "DP/CSC"), and any matters not set forth in the DP/CSC shall be separately agreed between the Lessors and the Lessee.

Article 3. Performance of Construction By Lessors

(1) In performing the Construction, the Lessors shall faithfully observe the

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requirements under the DP/CSC, and shall fully complete the Construction within the Construction Period provided in Article 2.

(2) In this Agreement, "full completion" of the Construction shall mean that the Factory has been constructed and has passed inspection by the Lessee as provided in Article 4, that approval has been granted for use of the Factory by the relevant governmental authority pursuant to the Construction Act, and that all governmental permits and licenses have been acquired by the Lessors as required for land and building owners under relevant laws and regulations.

Article 4. Inspection By Lessee

(1) At any time as deemed necessary in relation to the performance of the Construction, the Lessee may request the Lessors to confirm whether the Construction is proceeding in accordance with the DP/CSC, and upon such request, the Lessors shall forthwith comply with the request in good faith.

(2) In the event the Lessee discovers pursuant to the confirmation under paragraph (1) above that the Lessors are performing the Construction in a manner different from that which is set forth in the DP/CSC, and requests correction thereof, the Lessors shall comply with such request and forthwith take corrective measures.

(3) The Construction shall be completed in accordance with the details set forth in the DP/CSC by August 30, 2005, and upon completion, the Lessors shall request the Lessee in writing to perform inspection of the Construction.

(4) Within 1 week of the date of request made by the Lessors under paragraph 3 above, the Lessee shall perform inspection of the Construction and notify the Lessors in writing as to the results thereof (inspection passed or supplemental work necessary).

(5) In the event that the Lessee requests supplemental work on the Construction to be performed pursuant to paragraph 4 above, the Lessors shall forthwith perform supplemental work on the Construction as requested, and upon completion of such supplemental work, the Lessors shall request the Lessee in writing to re-inspect the Construction. Paragraph 4 shall apply in the same manner in the case of re-inspection, and if the Lessee shall supplemental work again after re-inspection, this paragraph 5

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shall apply once again.

Article 5. Execution of the Lease Agreement

(1) Forthwith upon full completion of the Construction, the Lessors shall enter into the Lease Agreement with the Lessee in respect of the Factory and the Construction Site.

(2) The amount of security deposit under the Lease Agreement shall be 1 billion Won; provided, however, that 830 million Won of the amount of advanced payment made pursuant to Articles 6 and 8 shall be applied towards such security deposit and only the remaining amount of 170 million Won shall be paid at the time of entering into the Lease Agreement.

(3) The term of lease under the Lease Agreement shall be 10 years.

(4) Prior to the execution of the Lease Agreement, the Lessors shall extinguish the keun mortgage existing upon the Construction Site, and the building owned by SC Park and YJ Kim which is to be torn down pursuant to Article 8, which was established on January 9, 2004 up to maximum amount of 1,040,000,000 Won, and naming Kookmin Bank as the keun mortgage holder and YJ Kim as the debtor.

(5) Simultaneously with the execution of the Lease Agreement, the Lessors shall register chonsekwon upon the Factory and the Construction Site for the protection of the Lessee's rights under the Lease Agreement, naming the Lessee as the holder of such chonsekwon, in the amount of 1 billion Won and with an effective period of 10 years.

(6) The amount of rent and other terms and conditions of the Lease Agreement shall be agreed at a later time upon discussion between the Lessors and the Lessee.

Article 6. Advanced Payment

(1) In order that the Lessors may perform the Construction smoothly, the Lessee shall, subject to Article 9, pay 600 million Won of the security deposit under the Lease Agreement to the Lessors as advanced payment, of which 300 million Won shall be paid on May ___, 2005 and 300 million Won shall be paid on July 1, 2005.

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(2) The Lessors shall not use the amount of advanced payment under paragraph 1 above for any purpose other than the Construction, and such amount of advanced payment shall be applied towards the security deposit to be paid under the Lease Agreement upon execution thereof.

Article 7. Amendment of Existing Lease Agreements Between SC Park and the Lessee, and BAK

(1) The lease agreement entered into between SC Park and the Lessee with respect to the 1st, 2nd and 4th floors of the building located at 398-1, Gomae-ri, Kiheung-eup, Yongin, Kyunggi-do, and the lease agreement entered into between SC Park and BAK with respect to the 3rd floor of the same building, shall be amended simultaneously with the execution of the Lease Agreement.

(2) In amending the lease agreements described in paragraph 1 above, the lease terms thereunder shall be amended such that they are of the same period as the lease term under the Lease Agreement. Other detailed provisions to be amended shall be agreed between SC Park and the Lessee, and BAK, and shall be in accordance with the Lease Agreement.

Article 8. Termination of Existing Lease Agreement Between YJ Kim and the Lessee

(1) Forthwith after the Construction has passed inspection by the Lessee under
Article 4, the Lessors shall tear down the temporary building owned by SC Park and YJ Kim and existing at the Construction Site, and immediately after such temporary building has been torn down, shall apply for use approval regarding the Construction with the relevant governmental authority pursuant to the Construction Act.

(2) Simultaneously with the commencement of tear down work on the temporary building described in paragraph 1 above, the existing lease agreement entered into among SC Park, YJ Kim and the Lessee in relation to such temporary building shall be terminated; provided, however, that of the security deposit under such existing lease agreement, 230 million Won shall be regarded as applied towards the security deposit under the Lease Agreement instead of being returned to the Lessee, and simultaneously with the termination of the existing lease agreement stipulated in this paragraph 2, such

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amount shall be regarded as paid in advance to the Lessors.

Article 9. Establishment of Keun Mortgage

(1) For the purpose of securing the rights of the Lessee to the advanced payments under Articles 6 and 8 and other claims that the Lessee acquires against the Lessors under this Agreement, the Lessors and the Lessee shall establish a keun mortgage upon the Factory Site naming the Lessee as creditor, up to the maximum amount of 900 million Won. All costs and expenses relating to the establishment of such keun mortgage shall be borne by the Lessee.

(2) The Lessors shall transfer all documents needed by the Lessee to establish the keun mortgage described in paragraph 1 above, simultaneously with the initial payment of 300 million Won of the advanced payment to be made under
Article 6.

(3) The keun mortgage described in paragraph 1 above shall extinguish simultaneously with the establishment of chonsekwon upon the Factory and the Construction Site in favor of the Lessee pursuant to Article 5 paragraph 5.

Article 10. Prohibition on Transfer and Other Disposition

(1) The Lessors shall not, without the prior written consent of the Lessee, transfer, lease or otherwise dispose of the Factory Site, or allow a mortgage or any other security interest to be established upon the Factory Site. Further, the Lessors shall not transfer or otherwise dispose of any of its rights under this Agreement, or establish a pledge or any other security interest upon such rights.

(2) The obligations of the Lessors under paragraph 1 above shall remain effective even after execution of the Lease Agreement.

Article 11. Termination of Agreement

(1) In any of the following cases, the Lessee may terminate this Agreement forthwith upon written notice thereof to the Lessors, without demand for cure or any other prior procedures:

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     1. In case where a Lessor breaches this Agreement and fails to cure such breach within 3 days after a request for cure has been made by the Lessee in writing;

     2. In case where either existing lease agreement under Article 7 has not been amended in breach thereof, or the temporary building under Article 8 has not be torn down in breach thereof;

     3. In case where the Construction is not fully completed, or the Lease Agreement or amendment of the lease agreement under Article 7 is not executed, by September 30, 2005, regardless of the reasons; and

     4. In case where application has been made for attachment, provisional attachment, provisional disposition, compulsory auction or other actions of similar legal effect of the Factory Site or the Factory, or work-out, bankruptcy, commencement of corporate reorganization proceedings or similar proceedings with respect to a Lessor.

(2) Forthwith upon termination of this Agreement pursuant to paragraph (1) above, the Lessors shall return the full amount of advanced payment made by the Lessee pursuant to Articles 6 and 8.

(3) The termination of this Agreement shall have no effect upon the existing lease agreements described in Articles 7 and 8.

Article 12. Dispute Resolution

The Seoul Central District Court shall have exclusive jurisdiction over any dispute arising out of or in relation to this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties in 5 original copies, with each Party holding 1 copy.

                                 May ____, 2005

Sang Chul Park [SEAL]


/s/ Sang Chul Park
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Resident Registration Number _______

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[Address]


Young JA Kim [SEAL]


/s/ Young JA Kim
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Resident Registration Number _______

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[Address]


Joon Ho Park [SEAL]


/s/ Joon Ho Park
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Resident Registration Number _______
400-2, Gomae-ri, Kiheung-eup, Yongin,
Kyunggi-do

Brooks Automation Asia, Ltd.
Representative Director Edward C. Grady [SEAL]
398-2, Gomae-ri, Kiheung-eup, Yongin, Kyunggi-do

Brooks Automation Korea, Inc.
Representative Director Edward C. Grady [SEAL]
Namkang Building, 1340-6, Seocho-dong, Seocho-ku, Seoul

Attachments: design plan and construction schedule chart

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(Unit: Won)

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Remarks

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will be increase 6% annually

Key Money(Refundable Deposit)


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